UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 12, 2004

OPINION RESEARCH CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	0-22554	22-3118960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 College Road East, Suite #4100	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 452-5400

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

The audit committee of the Board of Directors of Opinion Research Corporation (the “Company”) has dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent public accountants, effective as of August 12, 2004.

E&Y’s reports on the Company’s financial statements for the two most recent fiscal years (i.e., the fiscal years ended December 31, 2003 and December 31, 2002) contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such years. During such time period, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided E&Y with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of E&Y’s letter, dated August 12, 2004, stating its agreement with such statements.

The audit committee of the Board of Directors of the Company has appointed Grant Thornton, LLP (“GT”) as the Company’s independent public accountants, also effective as of August 12, 2004.

During the last two fiscal years and the subsequent interim period to the date hereof, the Company did not consult GT with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit 16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated August 12, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION

Dated: August 13, 2004	By:	Douglas L. Cox
Douglas L. Cox
Executive Vice President and
Chief Financial Officer